November 20, 2007

Global Brands Acquisition Corp.

11 West 42nd Street, 21st Floor

New York, NY 10036

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Global Brands Acquisition Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as Representative of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, each warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all shares of Founders’ Common Stock included in the Founders’ Units beneficially owned by him, directly or indirectly, in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote all other shares of the Company’s Common Stock that may be beneficially acquired by him, directly or indirectly, in the IPO, any private placement or in the aftermarket in favor of such Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will, as promptly as possible, (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his shares of Founders’ Common Stock (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3. [Intentionally Omitted]

4. The undersigned acknowledges and agrees that prior to entering into (i) a Business Combination with a target business that is, or has been within the past five years, affiliated with any of the Insiders of the Company or their affiliates, including an entity that is either a portfolio company, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) a Business Combination where the Company acquires less than 100% of a target business and any of the Insiders of the Company or their affiliates acquire the remaining portion of such target business; such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7. The undersigned will cause all of the Founders’ Common Stock beneficially owned by him, directly or indirectly, to be escrowed until 180 days after the consummation by the Company of a Business Combination and will cause all of the

Founders’ Warrants beneficially owned by him, directly or indirectly, to be escrowed until they become exercisable, subject to the terms of an Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. [Intentionally Omitted]

9. The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Citigroup and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s NASD Questionnaire furnished to the Company and Citigroup and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a Director of the Company.

11. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founders’ Common Stock or shares purchased by the undersigned in the IPO or in the aftermarket, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

12. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth or Seventh of the Company’s Certificate of Incorporation

prior to the consummation of a Business Combination other than an amendment to Article Sixth of the Company’s Certificate of Incorporation in accordance with such Article Sixth thereof. Should such a proposal be put before stockholders, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

13. [Intentionally Omitted].

14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Citigroup and appoint a substitute agent acceptable to each of the Company and Citigroup within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

15. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Founders’ Common Stock” shall mean all of the shares of Common Stock of the Company included in the Founders’ Units acquired by an Insider prior to the IPO; (iv) “Founders’ Units” shall mean all of the units acquired by an Insider prior to the IPO; (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (vi) “Sponsors’ Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vii) “Co-Investment Units” shall mean the units that will be sold privately by the Company in connection with its Business Combination; and (viii) “Trust Account” shall mean the Trust Account into which a portion of the net proceeds of the Company’s IPO will be deposited.

16. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

17. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability from any breach of this agreement prior to its termination.

Arthur Bargonetti
Print Name of Insider

/s/ Arthur Bargonetti
Signature